UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 28, 2006

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Stender Way, Santa Clara, California		94054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (408) 542-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2006, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Catalyst Semiconductor, Inc. (the “Company”) approved the grant of restricted stock to certain executive officers of the Company pursuant to the Company’s 2003 Stock Incentive Plan.  The grant of the restricted stock to each of the executive officers shall vest over a period of three years with 1/3 of the grant vesting at the end of each year.  The following is a list of the “named executive officers” (as such term is defined by the rules of the Securities and Exchange Commission) who received a restricted stock grant:

Name of Officer	Restricted Stock Grant

Tom Gay	15,000
Sorin Georgescu	35,000
Irv Kovalik	35,000
George Smarandoiu	35,000
Scott Brown	35,000

The form of restricted stock agreement is attached hereto as Exhibit 10.101 and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 28, 2006, the Board of the Company amended and restated its Bylaws (the “Bylaws”).

The Company’s Bylaws were amended and restated to: (a)  permit the Company to provide notice to the Company’s stockholders by electronic consent; (b) allow the Company to provide a single notice to stockholders who share the same address; (c) permit the Company’s board of directors to receive notices of meetings by electronic consent; and (d) permit the Company’s board of directors to consent by electronic transmission.

The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Bylaws of Catalyst Semiconductor, Inc., as amended and restated as of November 28, 2006.
10.101	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 4, 2006

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance and Administration and Chief Financial Officer